UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2008

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

    On December 31, 2008, Premier Financial Bancorp, Inc. (Premier) entered into a material definitive merger agreement with Abigail Adams National Bancorp, Inc. (Adams) located in Washington, DC whereby Premier will acquire Adams in exchange for Premier common stock valued at approximately $11,356,000.

Under terms of the definitive merger agreement, each share of Adams common stock will be converted into 0.4461 shares of Premier common stock.  It is anticipated that Premier will issue approximately 1,545,000 shares of its common stock.  The transaction, which is subject to satisfaction of various contractual conditions and requires approval by regulatory agencies and the shareholders of Adams and Premier, is anticipated to close sometime in the first half of 2009.

Item 7.01.  Regulation FD Disclosure

On December 31, 2008, Premier issued a press release announcing agreement to merge with Abigail Adams National Bancorp, Inc..  The text of that press release is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 2.1 – Agreement of Merger between Premier Financial Bancorp, Inc. and Abigail Adams National Bancorp, Inc. dated December 31, 2008.

(c) Exhibit 99.1 – Text of press release dated December 31, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: January 2, 2009                                            Brien M. Chase, Senior Vice President
    and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement of Merger between Premier Financial Bancorp, Inc. and Abigail Adams National Bancorp, Inc. dated December 31, 2008.
99.1	Press Release dated December 31, 2008 captioned “Premier Financial Bancorp, Inc. Announces Agreement to Merge with Abigail Adams National Bancorp”